                                                                    Exhibit 99.3

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
  NorthWestern Corporation

    In our opinion, the accompanying combined balance sheets and the related combined statements of income, of other equity and of cash flows present fairly, in all material respects, the financial position of The Utility of The Montana Power Company and related subsidiaries and business trusts, consisting of the utility operations of The Montana Power Company, Montana Power Capital I, Discovery Energy Solutions, Inc., Canadian-Montana Pipe Line Corporation, Montana Power Services Company, One Call Locators, Ltd., Montana Power Natural Gas Funding Trust and Colstrip Community Services Company, (collectively referred to as the "Utility"), at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Utility's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As discussed in Note 1 to the combined financial statements, the Company changed its method of accounting for derivative instruments as of January 1, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Portland, Oregon
February 22, 2002

                    THE UTILITY OF THE MONTANA POWER COMPANY

                          COMBINED STATEMENT OF INCOME

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                  (THOUSANDS OF DOLLARS)
REVENUES....................................................  $703,785   $676,053   $657,081

EXPENSES:
  Operations and maintenance................................   507,768    433,699    301,908
  Selling, general, and administrative......................    89,479    118,518     85,356
  Taxes other than income taxes.............................    53,070     55,616     67,898
  Depreciation and amortization.............................    56,725     54,123     69,694
                                                              --------   --------   --------
                                                               707,042    661,956    524,856
                                                              --------   --------   --------

INCOME (LOSS) FROM OPERATIONS...............................    (3,257)    14,097    132,225

INTEREST EXPENSE AND OTHER INCOME:
  Interest..................................................    39,678     35,880     47,363
  Distributions on company obligated mandatorily redeemable
    preferred securities of subsidiary trust................     5,492      5,492      5,492
  Other income--net.........................................    (1,355)   (14,481)    (2,567)
                                                              --------   --------   --------
                                                                43,815     26,891     50,288
                                                              --------   --------   --------
  INCOME (LOSS) BEFORE INCOME TAXES.........................   (47,072)   (12,794)    81,937

INCOME TAX EXPENSE (BENEFIT)................................    (4,074)   (19,599)    13,895
                                                              --------   --------   --------

NET INCOME (LOSS)...........................................   (42,998)     6,805     68,042

DIVIDENDS ON PREFERRED STOCK................................     3,770      3,690      3,690
                                                              --------   --------   --------

NET INCOME (LOSS) AVAILABLE FOR LLC UNITS...................  $(46,768)  $  3,115   $ 64,352
                                                              ========   ========   ========

LLC UNITS OUTSTANDING.......................................        10         10         10

BASIC AND DILUTED EARNINGS (LOSS) PER LLC UNIT..............  $ (4,677)  $    312   $  6,435
                                                              ========   ========   ========

    The accompanying notes are an integral part of these combined financial statements.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                             COMBINED BALANCE SHEET

                                     ASSETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
                                                              (THOUSANDS OF DOLLARS)
CURRENT ASSETS:

  Cash and cash equivalents.................................  $    7,510   $       --
  Accounts receivable:
    Unrelated, net of allowances............................      78,842      135,424
    Related.................................................      41,845       76,883
  Notes receivable:
    Unrelated...............................................         182          254
    Related.................................................          --       50,863
  Materials and supplies (principally at average cost)......      10,760       11,287
  Prepayments and other assets..............................      37,857       48,513
  Prepaid income taxes......................................      25,492       11,050
  Deferred income taxes.....................................       5,647       17,054
                                                              ----------   ----------
                                                                 208,135      351,328

PROPERTY PLANT AND EQUIPMENT:

  Plant, less accumulated depreciation and amortization.....   1,091,235    1,089,329

OTHER ASSETS:

  Intangibles...............................................       7,418        7,988
  Investments...............................................      25,936       25,937
  Regulatory assets related to income taxes.................      30,113       60,423
  Regulatory assets--other..................................     173,192      142,434
  Other deferred charges....................................      26,870        7,347
                                                              ----------   ----------
                                                                 263,529      244,129

TOTAL ASSETS................................................  $1,562,899   $1,684,786
                                                              ==========   ==========

    The accompanying notes are an integral part of these combined financial statements.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                             COMBINED BALANCE SHEET

                             LIABILITIES AND EQUITY

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
                                                              (THOUSANDS OF DOLLARS)
CURRENT LIABILITIES:

  Accounts payable:
    Unrelated...............................................  $   24,823   $   72,919
    Related.................................................      39,983       77,487
  Dividends payable.........................................         776        1,456
  Other taxes payable.......................................      25,951       30,827
  Regulatory liability--oil and natural gas sale............      22,166       32,549
  Short-term borrowing:
    Unrelated...............................................          --       75,000
    Related.................................................      24,811       49,372
  Long-term debt due within one year........................      16,061       67,715
  Interest accrued..........................................       7,580        5,895
  Current portion of deferred revenue.......................      13,361       12,649
  Other current liabilities.................................      35,468       49,754
                                                              ----------   ----------
                                                                 210,980      475,623

LONG-TERM LIABILITIES:

  Deferred income taxes.....................................      49,333       81,004
  Investment tax credits....................................      12,718       13,163
  Deferred revenue..........................................      28,025       42,381
  Net proceeds from the generation sale.....................     223,423      214,887
  Other deferred credits....................................     149,970       67,814
                                                              ----------   ----------
                                                                 463,469      419,249

LONG-TERM DEBT:

  Long-term debt............................................     442,680      309,463
  Company obligated mandatorily redeemable preferred
    securities of subsidiary trust..........................      65,000       65,000
                                                              ----------   ----------
                                                                 507,680      374,463

EQUITY:

  Preferred stock...........................................      57,654       57,654
  Other equity..............................................     323,116      357,797
                                                              ----------   ----------
                                                                 380,770      415,451

TOTAL LIABILITIES AND EQUITY................................  $1,562,899   $1,684,786
                                                              ==========   ==========

    The accompanying notes are an integral part of these combined financial statements.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                        COMBINED STATEMENT OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                  (THOUSANDS OF DOLLARS)
NET CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $(42,998)  $  6,805   $ 68,042
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization...........................    56,725     54,123     69,694
    Deferred income taxes...................................     9,601    (13,671)  (188,570)
    Gains on sales of property and investments..............        --         --        (59)
    Other noncash charges to net income--net................    (7,190)     3,807     11,364
    Changes in assets and liabilities:
      Accounts and notes receivable--unrelated..............    56,654    (36,519)    62,183
      Accounts and notes receivable--related................    85,901     86,708   (131,293)
      Income taxes payable..................................        --   (115,784)   106,948
      Prepaid income taxes..................................   (14,442)   (11,050)        --
      Accounts payable--unrelated...........................   (48,096)    48,747      2,033
      Accounts payable--related companies...................   (37,504)    (5,267)    50,720
      Deferred revenue......................................   (14,356)   (49,881)    92,262
      Miscellaneous temporary investments...................        --     40,417    (40,417)
      Shared proceeds--oil and natural gas sale.............   (10,383)    32,549         --
      Generation asset sale--net proceeds...................     8,536     (4,839)   219,726
      Other assets and liabilities--Net.....................    33,244     19,664     24,213
                                                              --------   --------   --------
  Net cash provided by operating Activities.................    75,692     55,809    346,846

    The accompanying notes are an integral part of these combined financial statements.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                2001       2000        1999
                                                              --------   ---------   ---------
                                                                   (THOUSANDS OF DOLLARS)
NET CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................   (59,288)    (77,867)    (79,575)
  Proceeds from sales of property and investments...........     2,916          --     514,844
  Investments in property...................................        --      (1,091)         --
  Advances to related companies.............................        --     (99,000)         --
  Additional investments....................................        --      (1,433)       (345)
                                                              --------   ---------   ---------
    Net cash (used for) provided by investing activities....   (56,372)   (179,391)    434,924

NET CASH FLOWS FROM FINANCING ACTIVITIES:
  Purchase of The Montana Power Company treasury stock......        --     (60,784)   (144,872)
  Dividends from related companies..........................     9,411          --     138,900
  Issuance of The Montana Power Company common stock........       467       2,384         357
  Dividends paid............................................    (3,690)    (67,053)    (90,902)
  Issuance of long-term debt................................   149,272      36,990      23,074
  Retirement of long-term debt..............................   (67,709)   (305,365)   (145,201)
  Net change in short-term borrowing--unrelated.............   (75,000)     75,000          --
  Net change in short-term borrowing--related...............   (24,561)       (626)   (123,296)
                                                              --------   ---------   ---------
    Net cash (used for) provided by financing activities....   (11,810)   (319,454)   (341,940)
                                                              --------   ---------   ---------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............     7,510    (443,036)    439,830
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............        --     443,036       3,206
                                                              --------   ---------   ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $  7,510   $      --   $ 443,036
                                                              ========   =========   =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for:
Income taxes, net of refunds................................  $ 93,405   $ 132,944   $ 126,514
Interest....................................................    41,104      44,419      56,356

    The accompanying notes are an integral part of these combined financial statements.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                       COMBINED STATEMENT OF OTHER EQUITY

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                2001       2000        1999
                                                              --------   ---------   ---------
                                                                   (THOUSANDS OF DOLLARS)
Other equity at beginning of period.........................  $357,797   $ 574,050   $ 602,493

Comprehensive income (loss):
  Net income (loss).........................................   (42,998)      6,805      68,042
  Other comprehensive income (loss):
    SFAS No. 133 cumulative transition adjustment...........    11,304          --          --
    Unrealized loss on derivative transactions..............    (4,104)         --          --
    Realized gain on derivative transactions transferred to
      income................................................    (7,200)         --          --
    Loss on benefit restoration plan........................      (298)     (1,710)
    Foreign currency translation adjustments................      (112)         15          63
                                                              --------   ---------   ---------
                                                               (43,408)      5,110      68,105

Equity:
  Issuance of The Montana Power Company common stock........       467       2,384         357
  Reacquisition of The Montana Power Company common stock...        --     (60,784)   (144,872)
  Dividends on The Montana Power Company common stock.......        --     (62,426)    (88,155)
  Dividends on The Montana Power Company preferred stock....    (3,770)     (3,690)     (3,690)
  Distributions on unallocated stock held by trustee for
    retirement savings plan.................................     4,465       3,174       2,897
  Equity transfers and distributions........................     9,411     (99,000)    138,900
  Other.....................................................    (1,846)     (1,021)     (1,985)
                                                              --------   ---------   ---------
                                                                 8,727    (221,363)    (96,548)

Other equity at end of period...............................  $323,116   $ 357,797   $ 574,050
                                                              ========   =========   =========

    The accompanying notes are an integral part of these combined financial statements.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

-  PRINCIPLES OF COMBINATION

    The combined financial statements of The Utility of The Montana Power Company include the utility operations of The Montana Power, L.L.C. (MPLLC), and its wholly owned subsidiaries Canadian-Montana Pipe Line Corporation, Montana Power Capital I, Montana Power Natural Gas Funding Trust, Colstrip Community Services Company, One Call Locators, Ltd., Discovery Energy Solutions, Inc., and Montana Power Services Company. All intercompany transactions and balances have been eliminated in the combination of these entities. These entities are being combined because they represent the entities which are wholly owned by MPLLC as of February 15, 2002, and included in the sale to NorthWestern discussed below. Prior to the February 15, 2002 sale, these entities were commonly owned and controlled by The Montana Power Company (MPC).

    When we use the terms "we," "us," or "our" in this financial presentation, we mean the utility operations of MPLLC and its wholly owned subsidiaries.

-  THE MONTANA POWER, L.L.C.

    On September 29, 2000, MPC, our former parent company, entered into a Unit Purchase Agreement with NorthWestern Corporation (NorthWestern), a South Dakota-based energy company, to sell its affiliate, MPLLC. MPLLC holds--among other assets, liabilities, commitments, and contingencies--primarily an electric and natural gas utility business.

    After receiving approval of its shareholders and regulatory approvals from the Federal Energy Regulatory Commission (FERC) and the Montana Public Service Commission (PSC), on February 15, 2002, MPC sold the utility operations to NorthWestern for $602,000,000 in cash and the assumption of $488,000,000 of its debt.

-  BASIS OF ACCOUNTING

    Our accounting policies conform with generally accepted accounting principles. With respect to our utility operations, these policies are in accordance with the accounting requirements and ratemaking practices of applicable regulatory authorities.

-  USE OF ESTIMATES

    Preparing financial statements requires the use of estimates based on available information. Actual results may differ from our accounting estimates as new events occur or we obtain additional information.

-  CASH AND CASH EQUIVALENTS AND TEMPORARY CASH INVESTMENTS

    We consider all liquid investments with original maturities of three months or less to be cash equivalents, and investments with original maturities over three months and up to one year as temporary investments. We had no temporary investments at December 31, 2001 or December 31, 2000.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
-  ACCOUNTS RECEIVABLE UNRELATED

    Accounts receivable are presented net of allowances for doubtful accounts of $1,224,000 in 2001 and $1,164,000 in 2000.

-  PROPERTY, PLANT, AND EQUIPMENT

    The following table provides year-end balances of the major classifications of our property, plant, and equipment, which we record at cost:

                                                            DECEMBER 31,
                                                       -----------------------
                                                          2001         2000
                                                       ----------   ----------
                                                       (THOUSANDS OF DOLLARS)
UTILITY PLANT:
  Electric:
    Generation (including our share of jointly
      owned).........................................  $   53,922   $   54,477
    Transmission.....................................     414,886      412,885
    Distribution.....................................     629,296      604,070
    Other............................................     136,740      135,477

  Natural Gas:
    Production and storage...........................      72,616       71,681
    Transmission.....................................     173,751      167,416
    Distribution.....................................     154,451      151,039
    Other............................................      38,882       39,841

    Other............................................       6,203        6,265
                                                       ----------   ----------

      Total Utility..................................   1,680,747    1,643,151
    Less: Accumulated depreciation and
      amortization...................................     589,512      553,822
                                                       ----------   ----------
      Total Property, Plant, and Equipment, net of
        accumulated depreciation and amortization....  $1,091,235   $1,089,329
                                                       ==========   ==========

    We capitalize the cost of plant additions and replacements, including an allowance for funds used during construction (AFUDC) of utility plant. We determine the rate used to compute AFUDC in accordance with a formula established by FERC. This rate averaged 6.1 percent for 2001, 8.6 percent for 2000, and 7.1 percent for 1999.

    We charge costs of utility depreciable units of property retired, plus costs of removal less salvage, to accumulated depreciation and recognize no gain or loss. We charge maintenance and repairs of plant and property, as well as replacements and renewals of items determined to be less than established units of plant, to operating expenses.

    Included in the plant classifications are utility plant under construction in the amounts of $13,493,000 and $2,637,000 for 2001 and 2000, respectively.

    We record provisions for depreciation at amounts substantially equivalent to calculations made on straight-line and unit-of-production methods by applying various rates based on useful lives of properties determined from engineering studies and production as a percentage of the beginning of the

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) year reserves. As a percentage of the depreciable utility plant at the beginning of the year, our provision for depreciation of utility plant was approximately
3.4 percent for 2001, 3.5 percent for 2000, and 3.0 percent for 1999.

-  JOINTLY OWNED ELECTRIC PLANT

    Prior to the December 17, 1999 sale of the electric generating assets discussed in Note 2, "Deregulation, Regulatory Matters, and 1999 Sale of Electric Generating Assets," we were a joint-owner of Colstrip Units 1, 2, and
3. We owned 50 percent of Units 1 and 2 and 30 percent of Unit 3. We continue to own a leasehold interest in 30 percent of Colstrip Unit 4. We also own an approximate 30-percent interest in the transmission facilities serving these units. At December 31, 2001, our investment in these facilities was $132,331,000 and the related accumulated depreciation was $48,103,000.

    Each joint-owner provides its own financing. Our share of direct expenses associated with the operation and maintenance of these joint facilities, including Colstrip Units 1, 2, and 3 through December 17, 1999, is included in the corresponding operating expenses in the Combined Statement of Income.

-  REVENUE AND EXPENSE RECOGNITION

    We record operating revenues monthly on the basis of consumption or services rendered. To match revenues with associated expenses, we accrue unbilled revenues for electric and natural services delivered to customers but not yet billed at month-end.

    The Emerging Issues Task Force (EITF) Issue No. 98-10 requires that energy contracts entered into under "trading activities" be marked to market with the gains or losses shown net in the income statement. EITF 98-10 became effective for fiscal years beginning after December 15, 1998. We adopted EITF 98-10 as of January 1, 1999, and accordingly mark to market energy contracts that qualify as "trading activities." The cumulative effect of adopting EITF 98-10 had no material effect on our combined financial position, results of operations, or cash flows.

-  INTANGIBLES

    Intangibles at December 31, 2001 and 2000 consisted of $8,559,000 of goodwill. The associated accumulated amortization was $1,141,000 and $571,000 at December 31, 2001 and December 31, 2000, respectively. The excess of the
January 2000 purchase price over the net assets of One Call Locators, Ltd., was recorded as goodwill. See Note 13, "New Accounting Pronouncements," for information regarding the implementation of SFAS No. 142, "Goodwill and Other Intangibles."

-  REGULATORY ASSETS AND LIABILITIES

    For our regulated operations, we follow SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation." Pursuant to this pronouncement, certain expenses and credits, normally reflected in income as incurred, are recognized when included in rates and recovered from or refunded to the customers. Accordingly, we have recorded the following major classifications of regulatory assets and

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) liabilities that will be recognized in expenses and revenues in future periods when the matching revenues are collected or refunded.

                                                                       DECEMBER 31,
                                                      -----------------------------------------------
                                                               2001                     2000
                                                      ----------------------   ----------------------
                                                       ASSETS    LIABILITIES    ASSETS    LIABILITIES
                                                      --------   -----------   --------   -----------
                                                                  (THOUSANDS OF DOLLARS)
Income Taxes........................................  $ 27,280    $     --     $ 58,452    $     --
Colstrip Unit 3 carrying charge.....................    38,337          --       38,337          --
Conservation programs...............................    27,956          --       27,956          --
Competitive transition charges (CTCs)...............    47,487          --       50,965          --
Generation net proceeds in excess of book value.....        --     223,423           --     214,887
Proceeds from oil and natural gas sale..............        --      33,426           --      32,549
Investment tax credits..............................        --      12,718           --      13,163
Other...............................................    76,402      29,555       40,384      18,816
                                                      --------    --------     --------    --------
  Subtotal..........................................   217,462     299,122      216,094     279,415
Less:
  Current portions..................................    14,157      24,596       13,237      34,979
                                                      --------    --------     --------    --------
Total...............................................  $203,305    $274,526     $202,857    $244,436
                                                      ========    ========     ========    ========

    Income taxes reflect the effects of temporary differences that we will recover in future rates. In August 1985, the PSC issued an order allowing us to recover deferred carrying charges and depreciation expenses over the remaining life of Colstrip Unit 3. These recoveries compensated us for unrecovered costs of our investment for the period from January 10, 1984 to August 29, 1985, when we placed the plant in service. We were amortizing this asset to expense and recovering in rates $1,831,000 per year. Conservation programs represent our Demand Side Management programs, which are in rate base and which we were amortizing to income over a 10-year period. We are recovering the CTCs, which relate to natural gas properties that we removed from regulation on November 1, 1997, through rates over 15 years. Investment tax credits and account balances included in "Other" represent items that we are amortizing currently or are subject to future regulatory confirmation. For information regarding the proceeds from the oil and natural gas sale, see Note 2, "Deregulation, Regulatory Matters, and 1999 Sale of Electric Generating Assets," under the "Natural Gas Rates" section.

    Regulatory assets and liabilities related to the generation assets formerly owned by the Company were included in its filing with the PSC to address stranded costs. These amounts offset the gain realized on the sale of the generation assets in the determination of net stranded costs. Amortization of these assets stopped in February 2000 when they were removed from rates. For further information on the effects of the sale of our electric generating assets, see Note 2, "Deregulation, Regulatory Matters, and 1999 Sale of Electric Generating Assets."

-  STORM DAMAGE AND ENVIRONMENTAL REMEDIATION COSTS

    When losses from costs of storm damage and environmental remediation obligations for our utility operations are probable and reasonably estimable, we charge these costs against established, approved operating reserves. The reserves' balance was approximately $8,881,000 at December 31, 2001 and

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) approximately $11,080,000 at December 31, 2000. We have included these reserves on the Combined Balance Sheet in "Other current liabilities."

-  INCOME TAXES

    Prior to the February 15, 2002 sale of our utility operations to NorthWestern, we were included in a consolidated United States income tax return filed by MPC. MPC allocates consolidated United States income taxes to utility and nonutility operations as if MPC filed separate United States income tax returns for each operation. Any differences between taxes calculated on a stand alone basis and total taxes on a consolidated basis were recognized by MPC. We defer income taxes to provide for the temporary differences between the financial reporting basis and the tax basis of our assets and liabilities. For further information on income taxes, see "Regulatory Assets and Liabilities" mentioned above and Note 4, "Income Tax Expense."

-  DEFERRED REVENUES

    We defer revenues to account for the timing differences between cash received and revenues earned and reflect these amounts on the Combined Balance Sheet in "Deferred revenue." We reflect the current portion of these amounts in "Other current liabilities" on the Combined Balance Sheet. We are recognizing a prepayment received in December 1999 from the Los Angeles Department of Water and Power in revenues over the original term of the agreement, approximately
11 years.

-  OTHER INCOME--NET

    The following table provides the components of other income--net:

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                  (THOUSANDS OF DOLLARS)
Interest income.............................................  $(2,699)   $(14,547)  $(3,686)
Other.......................................................    1,344          66     1,119
                                                              -------    --------   -------
                                                              $(1,355)   $(14,481)  $(2,567)
                                                              =======    ========   =======

    Other includes gains and losses from the disposition of assets, income and expenses from non-regulated activities, and various other items.

-  ASSET IMPAIRMENT

    In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," we periodically review long-lived assets for impairment whenever events or changes in circumstances indicate that we may not recover the carrying amount of an asset.

-  COMPREHENSIVE INCOME

    Comprehensive income consists of net income (loss) and other comprehensive income (loss). For the years ended December 31, 2001 and 2000, other comprehensive loss consisted of marked to market

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) adjustments related to derivative financial instruments, loss on a benefit restoration plan, and foreign currency translation adjustments of the assets and liabilities of Canadian-Montana Pipe Line Corporation (CMP). These amounted to a decrease to other equity of approximately $410,000 and $1,695,000, respectively. For the year ended December 31, 1999, our only item of other comprehensive income was foreign currency translation adjustments related to CMP amounting to approximately $63,000.

    The accumulated balance of other comprehensive income (loss) at December 31, 2001 and 2000, was $2,086,000 and $1,676,000, respectively.

-  DERIVATIVE FINANCIAL INSTRUMENTS

ELECTRIC SWAP AGREEMENTS

    Long-term power supply agreements, primarily one with a large industrial customer, exposed us to commodity price risk. We were exposed to this risk to the extent that a portion of the electric energy we were required to sell to our industrial customers at fixed rates was purchased at prices indexed to a wholesale electric market, which can be higher than the fixed sales rate that we received pursuant to our power supply agreements. We mitigated our exposure to losses on these agreements with financial derivative instruments called "price swaps" and offsetting electric energy purchase and sales agreements.

    Since June 1998, we have had a price swap agreement with one of our industrial customers that converts 43 MWs of the Mid-Columbia (Mid-C) index price of our supply agreement with that customer to a fixed price through May 2001. In fiscal year 2000, we also entered into another price swap with a counterparty that effectively hedged 35 MWs of the anticipated market-based purchases to supply that agreement through March 2001.

    Prior to fiscal year 2001, in accordance with the provisions of SFAS
No. 80, "Accounting for Futures Contracts," we recognized gains and losses from the financial swaps in the same period in which we recognized the sales and related purchases under that agreement. For fiscal year 2000, we recognized a net gain of approximately $16,000,000 from these financial swaps and losses of approximately $32,200,000 from supplying large industrial customers. For more specific information about the commodity price risk that we face as a result of our long-term power supply agreements, see Note 11, "Contingencies," in the "Long-Term Power Supply Agreements" section.

    An estimate of the fair market value of the swaps based on the Mid-C forward prices as of December 29, 2000 aggregated a gain of approximately $21,800,000 as of December 31, 2000, which would offset approximately 40 percent of the expected losses on the above power supply agreements.

    Effective January 1, 2001, we adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting for Certain Derivative Transactions and Hedging Activities." These pronouncements expand the definition of a derivative and require that all derivative instruments be recorded as assets or liabilities on an entity's balance sheet at fair value. Accounting for gains and losses resulting from changes in the fair value of those derivatives is dependent on the use of the derivative and whether it qualifies for hedge accounting.

    At January 1, 2001, we had price swap agreements that hedged our exposure to variability in expected cash flows attributable to commodity price risk. Specifically, long-term power supply

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) agreements, primarily one with a large industrial customer, expose us to that risk, to the extent that a portion of the electric energy we are required to sell to our industrial customers at fixed rates is purchased at prices indexed to the Mid-Columbia (Mid-C) wholesale electric market, which can be higher than the fixed sales rates. Another agreement to sell 1,760,000 dekatherms of natural gas storage at a monthly price based on the Alberta Energy Company "C" Hub (AECO-C) index, from October 2000 to March 2001, exposed us to adverse fluctuation in that market price index. In accordance with the provisions of SFAS No. 133, we marked to market at January 1, 2001 our price swap agreements hedging these forecasted electric energy and natural gas sales, with a corresponding credit entry to "Other comprehensive income" for approximately $11,300,000 after income taxes. That entry represented our cumulative transition adjustment in adopting SFAS No. 133, and is reflected in the Combined Statement of Other Equity in 2001.

    For the first seven months of 2001, we were exposed to commodity price risk because a portion of the electric energy we were required to sell at fixed rates to industrial customers was purchased at prices indexed to a wholesale electric market, which could be and was higher than the fixed sales rate. We used derivative financial instruments called "price swaps" and offsetting electric energy purchase and sales agreements to hedge our exposure to losses on these power supply agreements with large industrial customers.

    For the year ended December 31, 2001, the electric energy sales resulted in an after-tax loss of $25,300,000, and the price swaps hedging those sales in an after-tax gain of approximately $7,200,000. At December 31, 2001, we did not have agreements to purchase electric energy for sales to industrial customers or power marketers, nor did we have financial derivative agreements to hedge such transactions.

NATURAL GAS UTILITY SWAPS

    By drilling wells and adding compression at our Cobb storage reservoir, we were able to sell natural gas that had been held in reserve to provide firm storage deliverability to our customers. We therefore contracted to sell, from October 2000 through March 2001, 1,760,000 dekatherms from that reservoir at a monthly price based on the Alberta Energy Company "C" Hub (AECO-C) index. To reduce our exposure to fluctuations of the market index price, we entered into a swap agreement with a counterparty that effectively converted that index price to a fixed price for 903,000 dekatherms associated with these sales from December 2000 through February 2001.

    For December 2000, we recognized a loss of approximately $300,000 on the swap and a profit of approximately $1,200,000 on the sale of the Cobb storage natural gas. Based on the AECO-C forward prices at December 29, 2000, we estimated a loss of approximately $3,000,000 on the swap to offset profits of $4,900,000 on the sale through February 2001. We deferred the net profit of these transactions in accordance with SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation," and will recognize this amount in income as amounts are reflected in rates.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
-  FAIR VALUE OF FINANCIAL INSTRUMENTS

                                                         2001                           2000
                                             ----------------------------   ----------------------------
                                             CARRYING AMOUNT   FAIR VALUE   CARRYING AMOUNT   FAIR VALUE
                                             ---------------   ----------   ---------------   ----------
                                                               (THOUSANDS OF DOLLARS)
ASSETS:
  Investments..............................      $ 25,936       $ 25,936        $ 25,901       $ 25,901

LIABILITIES:
  Company obligated mandatorily redeemable
    preferred securities...................      $ 65,000       $ 60,450        $ 65,000       $ 65,000
  Long-term debt (including due within one
    year)..................................       458,741        454,534         377,179        377,563

    The following methods and assumptions were used to estimate fair value:

    - Investments--The carrying value of most of the investments approximates fair value as they have short maturities or the carrying value equals their cash surrender value. The investments consist mainly of the cash value of insurance policies associated with an unfunded, nonqualified benefit plan for senior management, executives, and directors and funds deposited with the trustee of our securitization bonds discussed in
      Note 8, "Long-Term Debt."

    - Mandatorily redeemable preferred securities and long-term debt--The fair value was estimated using quoted market rates for the same or similar instruments. Where quotes were not available, fair value was estimated by discounting expected future cash flows using year-end incremental borrowing rates.

NOTE 2--DEREGULATION, REGULATORY MATTERS, AND 1999 SALE OF ELECTRIC GENERATING ASSETS

-  DEREGULATION

    The electric and natural gas utility businesses in Montana are transitioning to a competitive market in which commodity energy products and related services are sold directly to wholesale and retail customers.

ELECTRIC

    Montana's Electric Utility Industry Restructuring and Customer Choice Act (Electric Act), passed in 1997, provides that all customers will be able to choose their electric supplier by July 1, 2002, with our electric utility acting as default supplier through the transition period. As default supplier, we are obligated to continue to supply electric energy to customers in our service territory who have not chosen, or have not had an opportunity to choose, other power suppliers during the transition period. This obligation requires us to develop an energy supply portfolio to meet these customers' electric needs. Buyback contracts with PPL Montana, LLC (PPL Montana), the purchaser of our former electric generating assets, allow us to purchase power necessary to serve these customers through the transition period ending June 30, 2002.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 2--DEREGULATION, REGULATORY MATTERS, AND 1999 SALE OF ELECTRIC GENERATING ASSETS (CONTINUED)
    In its 2001 session, the Montana Legislature passed House Bill 474 (HB 474), which extends the transition period through June 30, 2007. This law also provides for the use of a cost-recovery mechanism that ensures all prudently incurred electric energy supply costs of the default supplier are fully recoverable in rates. Initiative 117, which if passed would repeal HB 474, has been approved for inclusion on the November 2002 ballot in Montana. In the event that HB 474 is repealed, Montana Law would continue the transition period through at least June 30, 2007, and provide full cost recovery.

    On October 29, 2001, we filed with the PSC our default supply portfolio, containing a mix of long and short-term contracts that we negotiated in order to provide electricity to default supply customers. This filing seeks approval of the default supply portfolio contracts and establishment of default supply rates for customers who have not chosen alternative suppliers by July 1, 2002. We expect that the costs of the supply portfolio and a competitive transition charge for out-of-market Qualifying Facility (QF) costs, as discussed below, will increase residential electric rates by approximately 20 percent beginning July 1, 2002. As discussed below, this will be offset for one year by a credit that reduces the increase to 12.8 percent. If the PSC does not approve our default supply portfolio, we may be required to seek alternative sources of supply. While we believe that we have met our default supply obligations prudently, the PSC could also disallow the recovery of costs incurred in entering into the default supply portfolio if a determination is made that the contracts were not entered into prudently.

    On that same day, we submitted an updated Tier II filing with the PSC, addressing the recovery of transition costs of generation assets and other power-purchase contracts, generation-related regulatory asset transition costs, and transition costs associated with the out-of-market QF power-purchase contract costs. Previously, we initiated litigation in Montana District Court in Butte to address our ability to use tracking mechanisms to ensure fair and accurate recovery of these costs. Although the District Court ruled that the PSC must allow us to incorporate tracking mechanisms in our transition plan proposal, the Montana Supreme Court reversed this decision on appeal by the PSC and the Large Customer Group, which consists of various large industrial customers. Together with NorthWestern, the Montana Consumer Counsel, Commercial Energy and the Large Customer Group, on December 28, 2001, we submitted to the PSC an agreed upon stipulation settling the transition cost recovery in the Tier II filing and approving our sale to NorthWestern. The stipulation calls for Montana Power and NorthWestern to establish a $30,000,000 account that will be used to provide a credit for our electric distribution customers. The credit will be provided over a one year period to customers on a per kilowatt-hour
(Kwh) basis beginning on July 1, 2002, when our current below market energy supply contract expires. The credit will reduce a projected 20 percent increase in electric rates at that time to about 12.8 percent for the next 12 months. The stipulation also states that customers shall have no obligation to pay any transition costs accrued under or relating to the accounting orders issued by the PSC. These accrued transition costs through December 31, 2001, amount to $23,000,000. Another portion of the stipulation establishes the net present value (NPV) of out-of-market QF transition costs at $244,711,065, a reduction of $60,000,000, from the NPV presented in our October 29, 2001 filing. On
January 31, 2002, the PSC unanimously approved the stipulation. The effects of the stipulation were contingent upon the approval of the PSC and the consummation of the sale.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 2--DEREGULATION, REGULATORY MATTERS, AND 1999 SALE OF ELECTRIC GENERATING ASSETS (CONTINUED)

NATURAL GAS

    Montana's Natural Gas Utility Restructuring and Customer Choice Act, also passed in 1997, provides that a natural gas utility may voluntarily offer its customers choice of natural gas suppliers and provide open access. We have opened access on our gas transmission and distribution systems, and all of our natural gas customers have the opportunity of gas supply choice.

-  REGULATORY MATTERS

    The PSC regulates our transmission and distribution services and approves the rates that we charge for these services, while FERC regulates our transmission services and our remaining generation operations. Current regulatory issues are discussed below.

SALE OF THE UTILITY BUSINESS

    Together with NorthWestern, MPC filed joint applications with FERC on December 20, 2000, and with the PSC on January 11, 2001, seeking approval of the sale of our utility business to NorthWestern. FERC issued its approval on February 20, 2001. The PSC issued an order in June 2001 denying the joint application, claiming that insufficient information had been provided for it to fully evaluate whether the transaction is in the public interest. The PSC itemized additional information that must be provided before processing of the case could continue. MPC re-filed the joint application with the PSC in August 2001 and the PSC established a procedural schedule setting January 31, 2002 as the date for issuance of an order. As discussed above, together with NorthWestern, the Montana Consumer Counsel, Commercial Energy, and the Large Customer Group, on December 28, 2001, we submitted to the PSC an agreed-upon stipulation relating to the Tier II filing and the approval of our sale to NorthWestern Corporation. On January 31, 2002, the PSC unanimously approved the stipulation. The stipulation and the following PSC Order recognized that NorthWestern sufficiently demonstrated its capability to assume responsibility for our operations and will continue to be fit, willing and able provider of adequate service and facilities at just and reasonable rates. The utility business was sold to NorthWestern on February 15, 2002. For accounting convenience, due to the burden of a mid-month closing, both parties agreed to an effective date for the sale as of the opening of business on February 1, 2002.

PENDING TRANSMISSION ASSET SALE

    In accordance with our Asset Purchase Agreement with PPL Montana, we expect to sell our portion of the 500-kilovolt transmission system associated with Colstrip Units 1, 2, and 3 for $97,100,000, subject to the receipt of required regulatory approvals. We expect this transaction to close in 2002.

PSC

    ELECTRIC RATES

    In August 2000, we filed a combined request for increased electric and natural gas rates with the PSC, requesting increased annual electric transmission and distribution revenues of approximately

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 2--DEREGULATION, REGULATORY MATTERS, AND 1999 SALE OF ELECTRIC GENERATING ASSETS (CONTINUED)
$38,500,000, with a proposed interim annual increase of approximately $24,900,000. On November 28, 2000, the PSC granted us an interim electric rate increase of approximately $14,500,000, with hearings on this submission beginning in January 2001. On May 8, 2001, we received a final order from the PSC resulting in an annual delivery service revenue adjustment of $16,000,000, including the $14,500,000 interim increase granted on November 28, 2000.

    On June 27, 2001, the PSC issued an order stating that they continue to have jurisdiction over us as a fully integrated public utility, in spite of the December 17, 1999 sale of our electric generating facilities. The order requires that, if we desire a power supply rate change at the end of the rate moratorium on July 1, 2002, we must make a filing containing information that supports what rates would be if the regulatory system in place prior to deregulation remained intact. We filed a motion for reconsideration with the PSC, which was subsequently denied. We have since filed a complaint against the PSC in Montana State District Court in Helena, disputing this order. We cannot predict the ultimate outcome of this matter or its potential effect on our financial position or results of operation.

    NATURAL GAS RATES

    As discussed above, in August 2000, we filed a combined request for increased natural gas and electric rates with the PSC. We requested increased annual natural gas revenues of approximately $12,000,000, with a proposed interim annual increase of approximately $6,000,000. On November 28, 2000, the PSC granted us an interim natural gas rate increase of approximately $5,300,000. On May 8, 2001, we received a final order from the PSC resulting in an annual delivery and gas storage service revenue increase of $4,300,000. Because the amount established in the final order was less than the interim order, we began including a credit for the difference collected from November 2000 through May 2001, with interest, in our customers' bills over a six-month period starting October 1, 2001.

    In January 2001, we submitted to the PSC an Annual Gas Cost Tracker requesting an increase of approximately $51,000,000. At that time, we also submitted a Compliance Filing for a credit of approximately $32,500,000 associated with a sharing of the proceeds from the sale of gathering and production properties previously included in the natural gas utility's rate base. As a result, effective February 1, 2001, we began collecting a net amount of approximately $18,500,000 in revenues over a one-year period. In
September 2001, after all testimony addressing the amount of sharing had been filed with the PSC, we reached an agreement with intervening parties to increase the amount of the credit to approximately $56,300,000. This $23,800,000 increase, along with approximately $5,300,000 in interest from the date of sale, was charged to expense during 2001 and will be credited to customers' bills over a two-year period beginning January 1, 2002.

    On December 7, 2001, we filed our Annual Gas Cost Tracker request with the PSC for the tracking year beginning November 1, 2001.

FERC

    Through a filing with FERC in April 2000, we are seeking recovery of transition costs associated with serving two wholesale electric cooperatives. A FERC decision on this filing, which corresponds with our transition-costs recovery proceedings with the PSC in Montana, has been on hold pending a PSC Tier II order. On January 29, 2002, the Montana PSC approved a stipulation settling transition

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 2--DEREGULATION, REGULATORY MATTERS, AND 1999 SALE OF ELECTRIC GENERATING ASSETS (CONTINUED) cost recovery for retail customers in Montana. Discussions with the wholesale electric cooperatives involved in the FERC filing are expected to resume in the near future.

- 1999 SALE OF ELECTRIC GENERATING ASSETS

ASSETS SOLD

    On December 17, 1999, in accordance with the Asset Purchase Agreement entered into with PPL Montana, MPC sold substantially all of our electric generating assets and related contracts. MPC also sold an immaterial amount of associated transmission assets, totaling less than 40 miles. The asset sale did not include the Milltown Dam near Missoula, Montana (gross capacity of approximately 3 MWs) or any of our QF purchase-power contracts. It also did not include our leased share of the Colstrip Unit 4 generation or transmission assets.

    As expected, the sale of our electric generating assets in December 1999 reduced the utility's net income for 2000. Utility revenues decreased because of discontinued off-system revenues that related to the electric generating assets sold. In addition, we no longer earn a return on our shareholders' investment in the electric generating assets. Before the sale, revenues covered the costs of operating the generating plants, taxes and interest, and earned a return on our shareholders' investment. Since the sale, we continue to bill our core customers for energy supply, but now these revenues recover the costs of the power that we purchase to serve these customers. The energy that we formerly generated and sold to core customers is now purchased pursuant to buyback contracts. The maximum price that we pay for power in the buyback contracts, $22.25/MWh, represents our net fully allocated supply costs of service in current rates, replacing operations and maintenance expense, property tax expense, depreciation expense, and return on investment associated with the electric generating assets.

    In the sale of these assets, we generally retained all pre-closing obligations, and the purchaser generally assumed all post-closing obligations. However, with respect to environmental liabilities, the purchaser assumed all pre-closing (with certain limited exceptions) and post-closing environmental liabilities associated with the purchased assets.

    While the purchaser assumed pre-closing environmental liabilities, we agreed to indemnify the purchaser from these pre-closing environmental liabilities, including a limited indemnity obligation for losses arising from required remediation of pre-closing environmental conditions, whether known or unknown at the closing, limited to:

    - 50 percent of the loss. (Our share of this indemnity obligation at the Colstrip Project is limited to our pro-rata share of this 50 percent based on our pre-sale ownership share.)

    - A two-year period after closing for unknown conditions. The indemnity for required remediation of pre-closing conditions known at the time of the closing continues indefinitely.

    - An aggregate amount no greater than 10 percent of the purchase price paid for the assets.

    We have received claim notices related to this indemnity obligation. Based on available information, we do not expect this indemnity claim on the indemnity obligation to have a material adverse effect on our combined financial position, results of operations, or cash flows.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 2--DEREGULATION, REGULATORY MATTERS, AND 1999 SALE OF ELECTRIC GENERATING ASSETS (CONTINUED)
CASH PROCEEDS

    At December 31, 1999, we recorded a regulatory liability and related deferred income tax to reflect the generation sale proceeds in excess of book value. The Company's liability, which was determined in the Tier II docket, is approximately $250,000,000 before income taxes. This liability represents a deferral of the gain on the generation sale and nothing has been reflected in the Statement of Income.

    As part of our Tier II filing, we deducted from the regulatory liabilities approximately $15,000,000 of other after-tax generation-related transition costs and approximately $65,600,000 of regulatory asset transition costs. The other generation-related transition costs consist mainly of environmental costs and costs to retire debt. The regulatory asset transition costs consist mainly of capitalized conservation costs and carrying charges associated with Colstrip Unit 3.

    We have used a portion of the net cash proceeds received (excluding the proceeds in excess of book value) to purchase treasury shares of MPC's common stock, to reduce debt, and to fund projects involving expansion of Touch America, a wholly owned subsidiary of MPC.

EFFECT ON 1999 EARNINGS

    The asset sale affected positively our electric utility's 1999 earnings through the reversal of approximately $3,000,000 (after taxes) in interest expense recorded in prior years relating to Kerr Project liabilities and through recognition of approximately $10,000,000 in Investment Tax Credits.

NOTE 3--RELATED PARTY TRANSACTIONS

- COAL PURCHASES AND TRANSPORTATION

    We purchased significant quantities of coal from Western Energy, which was a subsidiary of MPC through April 2001, under two long-term purchase coal contracts. We also had a long-term contract with Western Energy to transport some of this coal. Purchases under these contracts were $3,456,000, $10,372,000, and $39,729,000 for the years ending December 31, 2001, 2000, and 1999, respectively. As a result of the December 1999 sale of substantially all of our electric generating assets, long-term coal purchase contracts associated with Colstrip Units 1, 2, and 3 were transferred to PPL Montana.

- SALES OF ELECTRICITY

    We sold electric energy to Western Energy primarily for use in the operations of their Rosebud mine in Colstrip, Montana. Prior to the April 30, 2001 sale of MPC's former coal operations, these related sales amounted to approximately $1,100,000 for the year ended December 31, 2001, and approximately $3,300,000 per year for the years ended December 31, 2000 and 1999.

- OIL AND NATURAL GAS PURCHASES

    We purchased natural gas through October 2000 from MP Gas, MPC's former subsidiary. Total purchases from MP Gas were $11,561,000 and $16,651,000 for the years ending December 31, 2000 and 1999, respectively.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 3--RELATED PARTY TRANSACTIONS (CONTINUED)
- MPT&M ELECTRIC SALES

    Prior to the December 1999 electric generating asset sale, we sold excess electric energy to The Montana Power Trading & Marketing Company (MPT&M). MPT&M then sold the excess energy in the secondary markets. Sales were approximately $59,200,000 for the year ended December 31, 1999.

- INTEREST INCOME & EXPENSE

    During 2001, 2000, and 1999, we earned approximately $1,576,000, $2,639,000, and $1,547,000, respectively, of interest income from outstanding notes receivable with MPC's nonutility subsidiaries. We also incurred interest expense of approximately $2,063,000, $2,748,000, and $7,014,000 for the same periods from outstanding notes payable with MPC's nonutility subsidiaries.

- RECEIVABLES AND PAYABLES

    Related party receivables primarily result from either services we provide to, or payments we make on behalf of, MPC's nonutility subsidiaries. Related party payables primarily result from services that we receive from MPC's nonutility subsidiaries.

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (THOUSANDS OF
                                                                   DOLLARS)
Accounts receivable:
  Entech....................................................  $   439    $17,030
  Telecommunications........................................   41,406     39,065
  Oil and Gas...............................................       --         --
  Coal......................................................       --     20,343
  Continental Energy Services...............................       --        445
                                                              -------    -------
                                                              $41,845    $76,883
Notes receivable:
  Entech....................................................       --     48,596
  Continental Energy Services...............................       --      2,267
                                                              -------    -------
                                                              $    --    $50,863
Accounts payable:
  Entech....................................................      559     73,509
  Telecommunications........................................   39,424      2,180
  Oil and Gas...............................................       --         --
  Coal......................................................       --      1,798
  Continental Energy Services...............................       --         --
                                                              -------    -------
                                                              $39,983    $77,487
Short-term borrowing:
  Continental Energy Services...............................  $    --    $49,372

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 4--INCOME TAX EXPENSE

    Income (loss) before income taxes was as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                           2001       2000       1999
                                                         --------   --------   --------
                                                             (THOUSANDS OF DOLLARS)
United States..........................................  $(47,072)  $(12,794)  $81,937

    Income tax expense (benefit) as shown in the Combined Statement of Income consists of the following components:

                                                           YEAR ENDED DECEMBER 31,
                                                        ------------------------------
                                                          2001       2000       1999
                                                        --------   --------   --------
                                                            (THOUSANDS OF DOLLARS)
Current:
  United States.......................................  $(20,998)  $    102   $193,192
  Canada..............................................        24         16         17
  State...............................................     3,170     (2,216)    39,186
                                                        --------   --------   --------
                                                         (17,804)    (2,098)   232,395
                                                        --------   --------   --------
Deferred:
    United States.....................................    12,319    (16,625)  (183,546)
    Canada............................................        --         --         --
    State.............................................     1,411       (876)   (34,954)
                                                        --------   --------   --------
                                                          13,730    (17,501)  (218,500)
                                                        --------   --------   --------
                                                        $ (4,074)  $(19,599)  $ 13,895
                                                        ========   ========   ========

    The provision (benefit) for income taxes differs from the amount of income tax determined by applying the applicable U. S. statutory federal rate to pretax income as a result of the following differences:

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                           2001       2000       1999
                                                         --------   --------   --------
                                                             (THOUSANDS OF DOLLARS)
Computed "expected" income tax expense (benefit).......  $(16,475)  $ (4,478)  $ 28,678
Adjustments for tax effects of:
  Tax credits..........................................      (445)      (167)   (20,489)
  State income tax, net................................     4,627     (5,089)     1,342
  Reversal of utility book/tax depreciation............     5,026      3,771      5,399
  Federal credits......................................        --     (7,309)        --
  Resolution of tax contingencies......................        --     (4,284)        --
  Other................................................     3,193     (2,043)    (1,035)
                                                         --------   --------   --------
Actual income tax expense (benefit)....................  $ (4,074)  $(19,599)  $ 13,895
                                                         ========   ========   ========

    Under Montana regulations, certain tax benefits flow through to customers on a basis consistent with the accelerated deduction of expenses for income tax purposes. As such, when these expenses are recognized for financial reporting purposes, there is not an offsetting tax savings. During periods of

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 4--INCOME TAX EXPENSE (CONTINUED)
income, our utility's effective tax rate is higher than the statutory rate due to this timing difference. During periods of losses, tax benefits will appear lower than expected.

    Deferred tax liabilities (assets) are comprised of the following at December 31:

                                                                2001        2000
                                                              ---------   ---------
                                                                  (THOUSANDS OF
                                                                    DOLLARS)
Plant related...............................................  $ 203,578   $ 227,980
Other.......................................................     37,854      36,771
                                                              ---------   ---------
  Gross deferred tax liabilities............................    241,432     264,751
Amortization of gain on sale/leaseback......................     (9,409)    (10,969)
Investment tax credit amortization..........................     (8,265)    (14,056)
Electric Generation Sale....................................   (101,430)    (98,557)
Income Stabilization Adjustments............................    (15,345)    (40,738)
Other.......................................................    (63,297)    (36,481)
                                                              ---------   ---------
  Gross deferred tax assets.................................   (197,746)   (200,801)
  Net deferred tax liabilities..............................  $  43,686   $  63,950
                                                              =========   =========

    The change in net deferred tax liabilities differs from current year 2001 deferred tax expense as a result of the following:

                                                              THOUSANDS
                                                              OF DOLLARS
                                                              ----------
Change in deferred tax......................................   $(20,264)
Regulatory assets related to income taxes...................     27,513
Benefit restoration plan equity adjustment..................      1,022
Pension plan equity adjustment..............................      5,904
Amortization of investment tax credits......................       (445)
                                                               --------
  Deferred tax expense......................................   $ 13,730
                                                               ========

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 5--PREFERRED STOCK

    At December 31, 2001, MPC had 5,000,000 authorized shares of preferred stock. MPC's preferred stock is in three series as detailed in the following table:

                                                         SHARES ISSUED           THOUSANDS
                                        STATED AND      AND OUTSTANDING         OF DOLLARS
                                        LIQUIDATION   -------------------   -------------------
SERIES                                    PRICE*        2001       2000       2001       2000
------                                  -----------   --------   --------   --------   --------
$6.875................................     $100       360,800    360,800    $36,080    $36,080
 6.00 ................................      100       159,589    159,589     15,959     15,959
 4.20 ................................      100        60,000     60,000      6,025      6,025
Discount..............................                     --         --       (410)      (410)
                                                      -------    -------    -------    -------
                                                      580,389    580,389    $57,654    $57,654
                                                      =======    =======    =======    =======

------------------------

*   Plus accumulated dividends.

    At a special meeting of MPC shareholders held on September 21, 2001, shareholders representing more than two-thirds of MPC's outstanding common stock approved (among others) the following proposals:

    - Holders of Preferred Stock, $6.875 Series, of MPC will receive one share of Touch America Holdings, Inc. Preferred Stock, $6.875 Series, for each share of MPC Preferred Stock.

    - The redemption of MPC's outstanding Preferred Stock, $4.20 Series, and Preferred Stock, $6.00 Series.

    Responsibility for the preferred stock has reverted to Touch America with the February 15, 2002 sale of the utility to NorthWestern. On February 15, 2002, Touch America called its $6.00 Series and $4.20 Series preferred stock at $110 per share and $103 per share, respectively, plus accumulated dividends. As of February 22, 2002, no redemption has occurred. Touch America's $6.875 Series preferred stock is redeemable in whole or in part with the consent or affirmative vote of the holders of a majority of the common shares, at any time on or after November 1, 2003, for a price beginning at $103.438 per share, which decreases annually through October 2013. After that time, the redemption price is $100 per share.

    Touch America cannot declare or pay dividends on its common stock while it has not either declared and set apart cumulative dividends or paid dividends on any of its preferred stock.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 6--OTHER EQUITY

- LLC UNITS

    Our LLC units represent the MPLLC included in the sale to NorthWestern. The MPLLC consists of the former utility operations of MPC and MPC's wholly owned subsidiaries Canadian-Montana Pipe Line Corporation, Montana Power Capital I, Montana Power Natural Gas Funding Trust, Colstrip Community Services Company, One Call Locators, Ltd., Discovery Energy Solutions, Inc., and Montana Power Services Company. Prior to the February 15, 2002 sale of the utility business to NorthWestern, other equity represented the equity of MPC.

- RETIREMENT SAVINGS PLAN

    MPC has a 401(k) Retirement Savings Plan that covers eligible employees. MPC contribute, on behalf of the employee, a matching percentage of the amount contributed to the Plan by the employee. In 1990, MPC borrowed $40,000,000 at an interest rate of 9.2 percent to be repaid in equal annual installments over 15 years. The loan was issued under similar terms to the Plan Trustee, which used the proceeds to purchase 3,844,594 shares of MPC's common stock. Shares acquired with loan proceeds are allocated monthly to Plan participants to help meet MPC's matching obligation. The loan, which is reflected as long-term debt (ESOP Notes Payable), is offset by a similar amount in other equity as unallocated stock. MPC's contributions plus the dividends on the shares held under the Plan are used to meet principal and interest payments on the loan with the Plan Trustee. Historically, as principal payments on the loan are made, long-term debt and the offset in common shareholders' equity were both reduced on MPC's financial statements. At December 31, 2001, 3,012,646 shares had been allocated to the participants' accounts. MPC recognized expense for the Plan using the Shares Allocated Method, and the pretax expense was $3,385,000, $2,570,000, and $3,768,000 for 2001, 2000, and 1999, respectively.

    On February 15, 2002, MPC retired the ESOP notes. For more information regarding the ESOP notes, see Note 8, "Long-Term Debt."

    The ESOP Plan was transferred to Touch America prior to the sale of the utility business to NorthWestern. The utility no longer maintains an employee stock ownership plan.

- LONG-TERM INCENTIVE PLAN

    Under the Long-Term Incentive Plan, MPC has issued options to our employees. Options issued to employees are not reflected in balance sheet accounts until exercised, at which time: (1) authorized, but unissued shares are issued to the employee; (2) the capital stock account is credited with the proceeds; and
(3) no charges or credits to income are made. Although these options were vested, all options related to the utility employees were cancelled upon the sale of the utility business to NorthWestern.

    Options were granted at the average of the high and low prices of MPC stock as reported on the New York Stock Exchange composite tape on the date granted and expire ten years from that date.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 6--OTHER EQUITY (CONTINUED)
    MPC option activity is summarized below:

                                      2001                   2000                   1999
                              --------------------   --------------------   --------------------
                                          WTD AVG                WTD AVG                WTD AVG
                                          EXERCISE               EXERCISE               EXERCISE
                               SHARES      PRICE      SHARES      PRICE      SHARES      PRICE
                              ---------   --------   ---------   --------   ---------   --------
Outstanding, beginning of
  year......................  4,076,244    $28.43    3,280,325    $25.63    2,548,094    $22.71
  Granted...................     35,500     17.38    1,199,545     34.36      919,510     32.14
  Exercised.................     32,984     13.49      149,834     17.07       88,857     10.83
  Cancelled.................  1,051,313     27.75      253,792     26.88       98,422     24.08
                              ---------    ------    ---------    ------    ---------    ------
Outstanding, end of year....  3,027,447    $28.70    4,076,244    $28.43    3,280,325    $25.63
                              =========    ======    =========    ======    =========    ======

    MPC shares under option at December 31, 2001, are summarized below:

                                              OPTIONS OUTSTANDING         OPTIONS EXERCISABLE
                                        -------------------------------   --------------------
                                                    WTD AVG    WTD AVG                WTD AVG
                                                    EXERCISE   EXERCISE               EXERCISE
EXERCISE PRICE RANGE                     SHARES      PRICE       LIFE      SHARES      PRICE
--------------------                    ---------   --------   --------   ---------   --------
$6.45.................................      6,000    $ 6.45     10 yrs           --    $   --
$10.73 to $14.29......................    154,725     11.11      4 yrs      148,725     11.08
$18.00 to $24.66......................    399,929     19.60      7 yrs      317,446     18.62
$26.53 to $32.50......................  1,689,863     28.72      8 yrs    1,194,039     27.67
$35.36 to $38.69......................    776,930     37.00      8 yrs      394,930     35.36
                                        ---------                         ---------
                                        3,027,447                         2,055,140
                                        =========                         =========

    As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," MPC has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related interpretations in accounting for MPC employee stock options. Under APB 25, because the exercise price of the employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. Disclosure of pro-forma information regarding net income and earnings per share is required by SFAS No. 123. This information has been determined as if MPC had accounted for employee stock options under the fair value method of that statement. The weighted-average fair value of options granted in 2001, 2000, and 1999 was $10.23, $16.35, and $7.03 per share, respectively. MPC employed the binomial option-pricing model to estimate the fair value of each option grant on the date of grant. MPC used the following weighted-average assumptions for grants in 2001, 2000, and 1999, respectively: (1) risk-free interest rate of
5.07 percent, 6.05 percent, and 6.35 percent; (2) expected life of 7.0, 6.2, and
9.8 years; (3) expected volatility of 51.00 percent, 42.00 percent, and
24.92 percent; and (4) a dividend yield of zero percent, zero percent, and
5.97 percent. Had MPC elected to use SFAS No. 123, MPC's compensation expense would have increased $10,904,000 in 2001, $11,827,000 in 2000, and $5,280,000 in
1999, a portion of which would have been allocated to the utility.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 7-- COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUST

    MPC established Montana Power Capital I (Trust) as a wholly owned business trust to issue common and preferred securities and hold Junior Subordinated Deferrable Interest Debentures (Subordinated Debentures) that we issue. At December 31, 2001 and 2000, the Trust had issued 2,600,000 units of
8.45 percent Cumulative Quarterly Income Preferred Securities, Series A (QUIPS). Holders of the QUIPS are entitled to receive quarterly distributions at an annual rate of 8.45 percent of the liquidation preference value of $25 per security. The sole asset of the Trust is $67,000,000 of our Subordinated Debentures, 8.45 percent Series due 2036. The Trust will use interest payments received on the Subordinated Debentures that it holds to make the quarterly cash distributions on the QUIPS. The QUIPS' $65,000,000 liquidation value is included with Other Long-Term Debt on the Combined Balance Sheet.

    Since November 6, 2001, we can wholly redeem the Subordinated Debentures at any time, or partially redeem the Subordinated Debentures from time to time. We also can wholly redeem the Subordinated Debentures if certain events occur before that time. Upon repayment of the Subordinated Debentures at maturity or early redemption, the Trust Securities must be redeemed. In addition, we can terminate the Trust at any time and cause the pro rata distribution of the Subordinated Debentures to the holders of the Trust Securities.

    Besides our obligations under the Subordinated Debentures, we have agreed to certain Back-up Undertakings. We have guaranteed, on a subordinated basis, payment of distributions on the Trust Securities, to the extent the Trust has funds available to pay such distributions. We also have agreed to pay all of the expenses of the Trust. Considered together with the Subordinated Debentures, the Back-up Undertakings constitute a full and unconditional guarantee of the Trust's obligations under the QUIPS. We are the owner of all the common securities of the Trust, which constitute 3 percent of the aggregate liquidation amount of all the Trust Securities.

NOTE 8--LONG-TERM DEBT

    The Mortgage and Deed of Trust (Mortgage) imposes a first mortgage lien on all physical properties owned, exclusive of subsidiary company assets and certain property and assets specifically excepted. The obligations collateralized are First Mortgage Bonds, including those First Mortgage Bonds designated as Secured Medium-Term Notes (MTNs) and those securing Pollution Control Revenue Bonds.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 8--LONG-TERM DEBT (CONTINUED)
    Long-term debt consists of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
                                                              (THOUSANDS OF DOLLARS)
First Mortgage Bonds:
  7% series, due 2005.......................................   $  5,386     $  5,386
  7.30% series, due 2006....................................    150,000           --
  8 1/4% series, due 2007...................................        365          365
  8.95% series, due 2022....................................      1,446        1,446
  Secured Medium-Term Notes--maturing 2000-2025
    7.20%-8.11%.............................................     28,000       28,000
Pollution Control Revenue Bonds:
  City of Forsyth, Montana
    6 1/8% series, due 2023.................................     90,205       90,205
    5.90% series, due 2023..................................     80,000       80,000
Unsecured Medium-Term Notes Series B--maturing 2001-2026
  7.20%-8.11%...............................................     40,000      100,000
Natural Gas Transition Bonds--6.20%, due 2012...............     54,250       58,412
ESOP Notes Payable--9.20%, due 2004.........................     12,666       16,197
Capital Leases..............................................         11           26
Unamortized Discount and Premium............................     (3,588)      (2,859)
                                                               --------     --------
                                                                458,741      377,178
Less: Portion due within one year...........................     16,061       67,715
                                                               --------     --------
                                                               $442,680     $309,463
                                                               ========     ========

    On November 27, 2001, we issued $150,000,000 of our 7.3 percent series First Mortgage Bonds (Bonds) due December 1, 2006. The net proceeds from the sale of the bonds were used to repay outstanding short-term debt and for general corporate purposes. In addition, we retired the 9.20 percent ESOP notes on February 15, 2002 with a portion of the proceeds. The entire $12,666,000 outstanding balance of ESOP notes is shown as due within one year in the above table.

    On April 6, 2001, we retired $60,000,000 of our variable rate Series B Unsecured Medium Term Notes at maturity.

    The electric and natural gas legislation discussed in Note 2, "Deregulation, Regulatory Matters, and 1999 Sale of Electric Generating Assets" authorized the issuance of transition bonds. These securitization bonds involve the issuance of a non-recourse debt instrument. The bonds are repaid through, and secured by, a specified component of future revenues meant to recover the regulatory assets, thereby reducing the credit risk of the securities. This specific component of revenues is referred to as a CTC. An April 1998 PSC Financing Order relating to natural gas approved the issuance of up to $65,000,000 of such bonds. We established a special purpose entity (SPE), which is a wholly owned subsidiary, to issue the bonds. In December 1998, we issued $62,700,000 of 6.2 percent bonds. We will retire these bonds at six-month intervals from September 15, 1999, through March 15, 2012. Retirements are in varying amounts depending on revenues collected from customers. At December 31,

                    THE UTILITY OF THE MONTANA POWER COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 8--LONG-TERM DEBT (CONTINUED)
2001, approximately $54,250,000 was outstanding, of which approximately $3,384,000 was classified as due within one year in the above table.

    Although the bonds were issued by an SPE and are without recourse to our general credit, the bonds are included on the Combined Balance Sheet. Similarly, the right to receive the revenues pledged to secure the bonds is a specific right of the SPE and not of Montana Power. However, as a wholly owned subsidiary, the SPE's revenues and expenses are included in the Combined Statement of Income. Due to the regulatory mechanism for recognizing the operations of the SPE, including the amortization of the regulatory assets, we do not expect it to have a material effect on our consolidated financial position, results of operations, or cash flows.

    To ensure that collections by the SPE are neither more nor less than the amount necessary to pay interest, principal, and other related issuance costs, we are required to file for periodic adjustments, or reconciliations, to the annual amounts to be collected by the SPE. The PSC is required to approve these adjustments.

    Scheduled debt repayments on the long-term debt outstanding at December 31, 2001, amount to: $16,061,000 in 2002; $19,364,000 in 2003; $4,052,000 in 2004;
$10,130,000 in 2005; $169,712,000 in 2006; and $239,422,000 thereafter.

NOTE 9--SHORT-TERM BORROWING

    Our committed and uncommitted credit lines expired at the end of November 2001 and were not renewed by December 31, 2001. On November 21, 2001, we issued $150,000,000 in First Mortgage Bonds and used the proceeds from the bonds to repay the $60,000,000 balance outstanding under our committed credit line, repay short-term borrowings, and repay an intercompany loan between Montana Power and Entech. The remaining balance was used for existing cash requirements and to redeem our ESOP Notes. At December 31, 2001, we had no outstanding short-term borrowing.

    At December 31, 2000, we had outstanding notes payable to banks for $75,000,000 at a weighted average annual interest rate of 8.05 percent. Of those outstanding notes, $25,000,000 were issued from our committed lines of credit and the other $50,000,000 from our uncommitted lines of credit.

NOTE 10--RETIREMENT PLANS

    MPC maintains trusteed, noncontributory retirement plans covering substantially all of our employees. Prior to 1998, our retirement benefits were based on salary, years of service, and social security integration levels. In 1998, we amended our retirement plan's benefit provisions. Our retirement benefits are now based on salary, age, and years of service. Northwestern has agreed to assume certain retirement plans and participants and maintain such plans or equivalent plans for a period of two years.

    Our plan assets consist primarily of domestic and foreign corporate stocks, domestic corporate bonds, and United States Government securities.

    We also have an unfunded, nonqualified benefit plan for senior management executives and directors. In December 1998, we froze the benefits earned and curtailed the plan. We own life insurance policies, the cash value/death benefit of which is intended to finance this plan.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 10--RETIREMENT PLANS (CONTINUED)
    As a result of the sale of our electric generating assets to PPL Montana, 454 participants related to electric generation operations were curtailed from the retirement plan and approximately $22,700,000 in assets were transferred from the retirement plan trust in December 1999. Pursuant to the agreement, when the calculation was finalized in February 2000, approximately $3,200,000 of additional assets were transferred to the PPL trust. In accordance with SFAS 88, we calculated a curtailment gain of approximately $4,100,000 and a settlement gain of approximately $7,800,000 in 1999. Due to regulatory accounting treatment, the gains were recorded as regulatory liabilities or offsets to regulatory assets, resulting in no income statement impact.

    We offered a Special Retirement Program (SRP) to certain eligible employees during 2000. The SFAS 88 special termination charge resulting from 201 utility participants electing the SRP amounted to approximately $9,814,000. Due to regulatory accounting treatment, the expense was recorded as regulatory liabilities or offsets to regulatory assets, resulting in no income statement impact.

    We also provide certain health care and life insurance benefits for eligible retired employees. In 1994, we established a pre-funding plan for postretirement benefits for utility employees retiring after January 1,1993. The plan assets consist primarily of domestic and foreign corporate stocks, domestic corporate bonds, and United States Government securities. The PSC allows us to include in rates all utility Other Postretirement Benefits costs on the accrual basis provided by SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."

    We also have a voluntary retirement savings plan in conjunction with our retirement plans. Through October 30, 2001, MPC contributed a matching percentage comprised of shares of MPC stock from a leveraged Employee Stock Ownership Plan (ESOP) arrangement and MPC shares purchased on the open market. Beginning November 1, 2002, we make cash contributions matching employee contributions up to 4 percent of their salaries. For costs associated with these plans and for information about the transfer of the ESOP Plan to Touch America, see Note 6, "Other Equity."

                    THE UTILITY OF THE MONTANA POWER COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 10--RETIREMENT PLANS (CONTINUED)
    The following tables provide a reconciliation of the changes in the plans' benefit obligations and fair value of plan assets over the two-year period ending December 31, 2001, and a statement of the funded status as of December 31 of both years:

                                                PENSION BENEFITS       OTHER BENEFITS
                                               -------------------   -------------------
                                                 2001       2000       2001       2000
                                               --------   --------   --------   --------
                                                        (THOUSANDS OF DOLLARS)
Change in benefit obligation:
  Benefit obligation at January 1............  $235,515   $197,333   $ 23,168   $ 18,918
  Service cost on benefits earned............     3,676      4,090        420        430
  Interest cost on projected benefit
    obligation...............................    16,992     15,893      1,851      1,561
  Plan amendments............................     1,717      7,578         --         --
  Assumption changes.........................        --      5,859         --         --
  Actuarial (gain)/loss......................    24,909     (4,988)     3,598      4,920
  Adjustments for liability transfers........    14,072     11,630       (324)        --
  Special termination benefits...............        --      9,814         --         --
  Gross benefits paid........................   (16,488)   (11,694)    (4,688)    (2,661)
                                               --------   --------   --------   --------
  Benefit obligation at December 31..........  $280,393   $235,515   $ 24,025   $ 23,168
                                               ========   ========   ========   ========
Change in plan assets:
  Fair value of plan assets at January 1.....  $223,921   $230,606   $  9,706   $  9,916
  Actual return/(loss) on plan assets........    (4,917)    (4,955)       107        329
  Employer contributions.....................     1,834      1,818        746      2,122
  Acquisitions/divestitures..................        --     (3,200)        --         --
  Assets allocated (to)/from related
    companies................................    10,793     11,346         --         --
  Gross benefits paid........................   (16,488)   (11,694)    (4,688)    (2,661)
                                               --------   --------   --------   --------
  Fair value of plan assets at December 31...  $215,143   $223,921   $  5,871   $  9,706
                                               ========   ========   ========   ========
Reconciliation of funded status:
  Funded status at end of year...............  $(65,250)  $(11,594)  $(18,153)  $(13,461)
  Unrecognized net:
    Actuarial gain...........................    24,642    (22,707)     2,855        (97)
    Prior service cost.......................    20,459     21,295      1,248      1,459
    Transition obligation....................      (129)      (196)     8,721     10,034
    Acquisitions/divestitures................     3,615         --         --         --
                                               --------   --------   --------   --------
    Net amount recognized at December 31.....  $(16,663)  $(13,202)  $ (5,329)  $ (2,065)
                                               ========   ========   ========   ========

                    THE UTILITY OF THE MONTANA POWER COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 10--RETIREMENT PLANS (CONTINUED)
    The following table provides the amounts recognized in the statement of financial position as of December 31:

                                                 PENSION BENEFITS       OTHER BENEFITS
                                                -------------------   -------------------
                                                  2001       2000       2001       2000
                                                --------   --------   --------   --------
                                                         (THOUSANDS OF DOLLARS)
Prepaid benefit cost..........................  $  2,170   $ 11,028   $    --    $     --
Accrued benefit cost..........................   (18,833)   (24,230)   (5,329)     (2,065)
Additional minimum liability..................   (40,374)    (2,594)       --          --
Intangible asset..............................    21,367         --        --          --
Regulatory asset--pension plan................    14,990         --        --          --
Accum. other comprehensive inc................     4,017      2,594        --          --
                                                --------   --------   -------    --------
  Net amount recognized at December 31........  $(16,663)  $(13,202)  $(5,329)   $ (2,065)
                                                ========   ========   =======    ========

    The following tables provide the components of net periodic benefit cost for the pension and other postretirement benefit plans, portions of which have been deferred or capitalized, for fiscal years 2001, 2000, and 1999:

                                                                PENSION BENEFITS
                                                         ------------------------------
                                                           2001       2000       1999
                                                         --------   --------   --------
                                                             (THOUSANDS OF DOLLARS)
Service cost on benefits earned........................  $  3,676   $  4,090   $  6,288
Interest cost on projected benefit obligation..........    16,992     15,893     16,193
Expected return on plan assets.........................   (17,921)   (20,273)   (21,767)
Amortization of:
  Transition obligation................................       (47)       (49)       (49)
  Prior service cost...................................     1,947      1,607      1,522
  Actuarial gain.......................................        67     (2,830)    (1,395)
                                                         --------   --------   --------
Net periodic benefit cost (credit).....................     4,714     (1,562)       792
Special termination benefit charge.....................        --      9,814         --
Curtailment (gain)/loss................................        --         --     (3,751)
Settlement gain........................................        --         --     (7,844)
                                                         --------   --------   --------
Net periodic benefit cost (credit) after curtailments
  and settlements......................................  $  4,714   $  8,252   $(10,803)
                                                         ========   ========   ========

                    THE UTILITY OF THE MONTANA POWER COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 10--RETIREMENT PLANS (CONTINUED)

                                                                      OTHER BENEFITS
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                  (THOUSANDS OF DOLLARS)
Service cost on benefits earned.............................   $  420     $  430     $  662
Interest cost on projected benefit obligation...............    1,851      1,561      1,585
Expected return on plan assets..............................     (706)      (819)      (723)
Amortization of:
  Transition obligation.....................................      792        837      1,036
  Prior service cost........................................      138        146        158
  Actuarial gain............................................       --       (128)      (111)
Net periodic benefit cost (credit)..........................    2,495      2,027      2,607
                                                               ------     ------     ------
Curtailment (gain)/loss.....................................       --         --       (374)
                                                               ------     ------     ------
Net periodic benefit cost (credit) after curtailments and
  settlements...............................................   $2,495     $2,027     $2,233
                                                               ======     ======     ======

    In 2001, funding for pension costs was less than SFAS No. 87, "Employers Accounting for Pensions," pension expense by $3,138,000. In 2000, pension costs exceeded SFAS No. 87 pension expense by $3,078,000. The PSC allows recovery for the funding of pension costs through rates. Any differences between funding and expense are deferred for recognition in future periods. At December 31, 2001, the regulatory liability was $7,487,000.

    The following assumptions were used in the determination of actuarial present values of the projected benefit obligations:

                                                       PENSION BENEFITS       OTHER BENEFITS
                                                      -------------------   -------------------
                                                        2001       2000       2001       2000
                                                      --------   --------   --------   --------
Weighted average assumptions as of December 31:
  Discount rate.....................................    7.00%      7.50%      7.00%      7.50%
  Expected return on plan assets....................    9.00%      9.00%      9.00%      9.00%
  Rate of compensation increase.....................    4.40%      4.40%      4.40%      4.40%

    Assumed health care costs trend rates have a significant effect on the amounts reported for the health care plans. A change of 1 percent in assumed health care cost trend rates would have the following effects:

                                                              1% INCREASE   1% DECREASE
                                                              -----------   -----------
                                                               (THOUSANDS OF DOLLARS)
Effect on the total of service and interest cost components
  of net periodic post-retirement health care benefit
  cost......................................................      $ 95         $ (82)
Effect on the health care component of the accumulated
  postretirement benefit obligation.........................       687          (604)

    The assumed 2001 health care cost trend rates used to measure the expected cost of benefits covered by the plans is 9.00 percent. The trend rate decreases through 2007 to 5.50 percent.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 11--CONTINGENCIES

- KERR PROJECT

    A FERC order that preceded our sale of the Kerr Project required us to implement a plan to mitigate the effect of the Kerr Project operations on fish, wildlife, and habitat. To implement this plan, we were required to make payments of approximately $135,000,000 between 1985 and 2020, the term during which we would have been the licensee. The net present value of the total payments, assuming a 9.5 percent annual discount rate, was approximately $57,000,000, an amount we recognized as license costs in plant and long-term debt on the Comparative Balance Sheet in 1997. In the sale of the Kerr Project, the purchaser of our electric generating assets assumed the obligation to make post-closing license compliance payments.

    In December 1998 and January 1999, we requested a review by the United States Court of Appeals for the District of Columbia Circuit of this order and another FERC order which included the United States Department of Interior's conditions. In December 2000, FERC issued an order approving a settlement among the parties. On February 15, 2001, the Circuit Court dismissed the petitions for review. Consequently, the approximately $24,000,000 that we paid into escrow in 2000 was released to the Confederated Salish and Kootenai Tribes (Tribes) to be used in accordance with the terms of the settlement. We have also transferred 669 acres of land on the Flathead Indian Reservation to the Tribes. With the payment and the transfer of land, we have fulfilled our obligations under the terms of this settlement. Because PPL Montana, the purchaser, assumed the obligation in excess of $24,000,000, the basis in the properties sold decreased and the regulatory liability associated with the deferred gain on the sale increased accordingly.

- LONG-TERM POWER SUPPLY AGREEMENTS

    Long-term power supply agreements, primarily an agreement with a large industrial customer, exposed us to losses and potential future losses mainly because of unusually high electric energy market prices. To eliminate our exposure to expected future losses through December 2002 when the agreement with that customer terminated, we executed a termination agreement effective
June 30, 2001. Under the termination agreement, we made a one-time payment of $62,500,000 to the customer and ended our obligations under this power supply agreement. We recorded a pretax loss of $62,500,000, or approximately $37,900,000 after income taxes, in the second quarter 2001. Prior to the termination agreement, we recorded pretax losses associated with the power supply agreement of approximately $2,500,000 in the first quarter 2001, and $22,500,000 in the second quarter 2001, and approximately $16,200,000 for the year ended December 31, 2000.

- CLASS ACTION LAWSUIT

    On August 16, 2001, eight individuals filed a lawsuit in Montana State District Court, naming MPC, eleven of its current Board of Directors, three officers of both Touch America and MPC, and PPL Montana as defendants. In their complaint, the plaintiffs allege that MPC and its directors and officers had a legal obligation and a fiduciary duty to obtain shareholder approval before the sale of our former electric generation assets to PPL Montana. On September 14, 2001, the complaint was amended to add one other current officer of Touch America, one other current officer of MPC, and our investment banking consultants as additional defendants. As previously reported, MPC completed

                    THE UTILITY OF THE MONTANA POWER COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 11--CONTINGENCIES (CONTINUED)
the sale of the electric generation assets to PPL Montana in December 1999. The plaintiffs further allege that because MPC shareholders did not vote, the sale of the generation assets is void and PPL Montana is holding these assets in constructive trust for the shareholders.

    Alternatively, the plaintiffs allege that MPC shareholders should have been allowed to vote on the sale of the generation assets and, if an appropriate majority vote was obtained in favor of the sale, the shareholders should have been given dissenters' rights. The plaintiffs also make various claims of breaches of duty and negligence against the Board of Directors and the individual officers. The plaintiffs have indicated that they will seek court approval to proceed with this suit as a class action.

    It is MPC's position that MPC and its former directors and officers, and one current officer, have fully complied with their statutory and fiduciary duties. Accordingly, MPC is defending the suit vigorously. MPC filed a motion to dismiss the complaint in late November 2001. At this early stage, however, we cannot predict the ultimate outcome of this matter or how it may affect our combined financial position, results of operations, or cash flows.

- MISCELLANEOUS

    We are parties to various other legal claims, actions, and complaints arising in the ordinary course of business. We do not expect the conclusion of any of these matters to have a material adverse effect on our combined financial position, results of operations, or cash flows.

NOTE 12--COMMITMENTS

- PURCHASE COMMITMENTS

ELECTRIC UTILITY

    The Public Utilities Regulatory Policies Act (PURPA) requires a public utility to purchase power from QFs at a rate equal to what it would pay to generate or purchase power. These QFs are power production or co-generation facilities that meet size, fuel use, ownership, and operating and efficiency criteria specified by PURPA. The electric utility has 15 long-term QF contracts with expiration terms ranging from 2003 through 2032 that require us to make payments for energy capacity and energy received at prices established by the PSC. Three contracts account for 96 percent of the 101 MWs of capacity provided by these facilities. Montana's Electric Act designates above-market portion of the QF costs as Competitive Transition Costs (CTCs) and allows for their recovery. For more information about CTCs, see Note 2, "Deregulation, Regulatory Matters, and 1999 Sale of Electric Generating Assets".

    Montana's Electric Act also designated us as the default power supplier for those customers who had not chosen another supplier by July 1, 2002. To fulfill that obligation, there was included in the Asset Purchase Agreement with PPL Montana, dated as of October 31, 1998 and amended June 29, 1999 and October 29, 1999, two Wholesale Transition Service Agreements (WTSAs), effective
December 17, 1999. One agreement terminated at December 31, 2001. The other agreement continues to commit us to purchase through June 2002 any power requirements remaining after having received power from the QFs and Milltown Dam, and prices the power purchased from PPL Montana at a market index, with a monthly floor and an annual cap.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 12--COMMITMENTS (CONTINUED)

    In its 2001 session, the Montana Legislature passed House Bill 474, which extends the transition period of electric deregulation in Montana from July 1, 2002 to June 30 2007 and, therefore, our obligation as a default supplier through June 30, 2007. We entered into three power purchase agreements in October 2001 that enable us to satisfy, in part, our "Default Supply" obligation. These agreements commit us to purchase a total of 561 MWs per hour during peak hours and 411 MWs per hour during the off-peak hours in the first year of the extended transition period. In the remaining years of the transition period, these agreements also obligate us to purchase 450 MWs per hour during the peak hours and 300 MWs per hour during the off-peak hours. These purchases are included in our "Default Supply Portfolio" filing with the PSC (Docket
No. D2001.10.144) dated October 29, 2001. House Bill 447 also provides for the complete recovery in rates of the default supplier's costs that are prudently incurred to supply electric energy. For more information about electric deregulation, see Note 2, "Deregulation, Regulatory Matters, and 1999 Sale of Electric Generating Assets," in the "Electric Deregulation" section.

NATURAL GAS UTILITY

    Since 1998, because of uncertainty about the number and timing of customers who could choose another natural gas supplier under the provisions of Montana's 1997 Natural Gas Act, we entered primarily into one-year take-or-pay contracts with Montana natural gas producers. We currently have six of these contracts, five of which expire in 2002, and one in 2006. After July 1, 2002, we are not obligated to supply natural gas to those who do not choose another supplier. We have a request before the PSC to designate us as the natural gas default supplier for the five-year period beyond July 1, 2002. Upon such designation, we will secure additional supply contracts to meet the needs of our customers.

CONTRACTUAL PAYMENTS AND PRESENT VALUE

    Total payments under all of these contracts for the prior three years were as follows:

                                                       ELECTRIC   NATURAL GAS    TOTAL
                                                       --------   -----------   --------
                                                            (THOUSANDS OF DOLLARS)
2001.................................................  $263,924     $16,764     $280,688
2000.................................................   272,075       7,101      279,176
1999.................................................    61,274       4,069       65,343

    Under the above agreements, the present value of future minimum payments, at a discount rate of 3.615 percent, is as follows:

                                                       ELECTRIC   NATURAL GAS    TOTAL
                                                       --------   -----------   --------
                                                            (THOUSANDS OF DOLLARS)
2002.................................................  $103,724     $ 8,871     $112,595
2003.................................................   118,985         613      119,598
2004.................................................   104,289         612      104,901
2005.................................................   100,677         593      101,270
2006.................................................    87,723         566       88,289
Remainder............................................   241,009          --      241,009
                                                       --------     -------     --------
                                                       $756,407     $11,255     $767,662
                                                       ========     =======     ========

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 12--COMMITMENTS (CONTINUED)
- LEASE COMMITMENTS

    On December 30, 1985, we sold our 30 percent share of Colstrip Unit 4 and agreed to lease back our share under a net, 25-year lease with annual payments of approximately $32,000,000. We have been accounting for this transaction as an operating lease. We did not sell this nonutility leasehold interest and its related assets and liabilities and contract obligations to PPL Montana in 1999. This lease was included in the sale of the utility businesses to NorthWestern.

    On September 24, 1997, we entered into a seven-year operating lease with a banking institution--for an automated meter reading system--with annual payments of approximately $2,400,000. This lease was terminated by NorthWestern on February 15, 2002. We have no other material minimum operating lease payments.

    Rental expense for the prior three years was $44,333,000 for 2001, $41,270,000 for 2000, and $56,316,000 for 1999.

    The present value of future minimum lease payments for Colstrip Unit 4, at a discount rate of 3.615 percent (our minimum short-term borrowing rate at December 31, 2001), is as follows:

                                                         (THOUSANDS OF
                                                           DOLLARS)
                                                         -------------
2002...................................................     $ 30,624
2003...................................................       29,715
2004...................................................       28,825
2005...................................................       27,820
2006...................................................       26,849
Remainder..............................................       98,351
                                                            --------
                                                            $242,184
                                                            ========

    Capitalized leases are not material and are included in other long-term debt.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 13--NEW ACCOUNTING PRONOUNCEMENTS

- SFAS NOS. 141, 142, 143, AND 144

    In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations." SFAS No. 141 eliminates the use of the pooling of interests method of accounting, and requires that all mergers and acquisitions be accounted for using the purchase method of accounting. SFAS
No. 141 also establishes specific criteria for the recognition of intangible assets separately from goodwill and adds new disclosure requirements. This statement is effective for all mergers and acquisitions initiated after June 30, 2001. Adoption of this pronouncement is not expected to have a material impact on our financial position, results of operations, or cash flows.

    In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." The amortization provisions of SFAS No. 142 apply to goodwill and other intangibles acquired after June 30, 2001. For goodwill and other intangible assets acquired prior to July 1, 2001, adoption of SFAS No. 142 is required for fiscal years beginning after December 15, 2001. SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their initial recognition. The provisions of SFAS 142:

    - prohibit the amortization of goodwill and indefinite-lived intangible assets;

    - require that reporting units be identified for the purpose of assessing potential future impairments of goodwill;

    - remove the forty-year limitation on the amortization period of intangible assets that have finite lives; and

    - prohibit amortization of the excess of cost over the underlying equity in the net assets of an equity-method investee that is recognized as goodwill.

    In addition, SFAS No. 142 requires that goodwill be tested annually for impairment--and in interim periods if certain events occur indicating that the carrying value of goodwill and/or indefinite-lived intangible assets may be impaired--using a two-step process. The first step is to identify a potential impairment and, in transition, this step must be measured as of the beginning of the fiscal year. However, a company has six months from the date of adoption to complete the first step. The second step of the goodwill impairment test measures the amount of the impairment loss (measured as of the beginning of the year of adoption), if any, and must be completed by the end of the fiscal year. Intangible assets deemed to have an indefinite life will be tested for impairment using a one-step process which compares the fair value to the carrying amount of the asset as of the beginning of the fiscal year, and pursuant to the requirements of SFAS 142 will be completed during the first quarter of 2002. Any impairment loss resulting from the transitional impairment tests will be reflected as the cumulative effect of a change in accounting principle in the first quarter 2002. Adoption of this pronouncement is not expected to have a material impact on our financial position, results of operations, or cash flows.

    In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of a legal liability for an asset retirement obligation in the period it is incurred. The asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. We are currently evaluating this pronouncement, but we do not expect it to have a material impact on our financial position, results of operations, or cash flows.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 13--NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)
    In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2001. Adoption of this pronouncement is not expected to have a material impact on our financial position, results of operations, or cash flows.

NOTE 14--INFORMATION ON INDUSTRY SEGMENTS

    Our utility business purchases, transmits, and distributes electric energy and natural gas, and the Colstrip Unit 4 division manages long-term power supply agreements. Our other operations consists primarily of Montana Power Services Company, One Call Locators, Ltd., and Discovery Energy Solutions, Inc. (DES). One Call Locators, Ltd., locates underground lines while DES handles the energy productivity improvement activities.

    Identifiable assets of each industry segment are principally those assets used in our operation of those industry segments. Corporate assets are principally cash and cash equivalents and temporary investments. We consider segment information for foreign operations to be insignificant.

OPERATIONS INFORMATION

                                                                       YEAR ENDED
                                                                    DECEMBER 31, 2001
                                                          -------------------------------------
                                                                 (THOUSANDS OF DOLLARS)
INDUSTRY SEGMENTS
                                                           ELECTRIC    NATURAL GAS     OTHER
                                                          ----------   -----------   ----------
Sales to unaffiliated customers.........................  $  538,529    $147,277     $   17,979
Intersegment sales......................................         747         319          1,408
Depreciation and amortization...........................      44,378      11,020          1,327
Pretax operating income (loss)..........................     (14,182)      9,130          1,795
Interest expense........................................      30,016      15,153              1
Interest income.........................................       1,598       1,101             --
Income tax expense (benefit)............................      (6,052)      1,317            661
Capital expenditures....................................      44,294      14,235            759
Identifiable assets.....................................   1,033,089     522,553         34,311

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 14--INFORMATION ON INDUSTRY SEGMENTS (CONTINUED)
RECONCILIATION TO COMBINED TOTAL

                                                           SEGMENT                       COMBINED
                                                            TOTAL      ADJUSTMENTS(A)     TOTAL
                                                          ----------   --------------   ----------
Sales to unaffiliated customers.........................  $  703,785      $     --      $  703,785
Intersegment sales......................................       2,474        (2,474)             --
Depreciation and amortization...........................      56,725            --          56,725
Pretax operating income (loss)..........................      (3,257)           --          (3,257)
Interest expense........................................      45,170            --          45,170
Interest income.........................................       2,699            --           2,699
Income tax benefit......................................      (4,074)           --          (4,074)
Capital expenditures....................................      59,288            --          59,288
Identifiable assets.....................................   1,589,953            --       1,589,953

                                                                       YEAR ENDED
                                                                    DECEMBER 31, 2000
                                                          -------------------------------------
                                                                 (THOUSANDS OF DOLLARS)
INDUSTRY SEGMENTS
                                                           ELECTRIC    NATURAL GAS     OTHER
                                                          ----------   -----------   ----------
Sales to unaffiliated customers.........................  $  535,654    $129,220     $   11,179
Intersegment sales......................................         772         269          1,291
Depreciation and amortization...........................      39,559       8,830          5,734
Pretax operating income (loss)..........................      18,168      (4,405)           334
Interest expense........................................      26,726      16,077          1,047
Interest income.........................................      12,041       4,984             --
Income tax benefit......................................      (9,399)     (9,943)          (257)
Capital expenditures....................................      42,718       7,546         27,603
Identifiable assets.....................................   1,244,530     363,870         76,385

RECONCILIATION TO COMBINED TOTAL

                                                           SEGMENT                       COMBINED
                                                            TOTAL      ADJUSTMENTS(A)     TOTAL
                                                          ----------   --------------   ----------
Sales to unaffiliated customers.........................  $  676,053      $     --      $  676,053
Intersegment sales......................................       2,332        (2,332)             --
Depreciation and amortization...........................      54,123            --          54,123
Pretax operating income.................................      14,097            --          14,097
Interest expense........................................      43,850        (2,478)         41,372
Interest income.........................................      17,025        (2,478)         14,547
Income tax benefit......................................     (19,599)           --         (19,599)
Capital expenditures....................................      77,867            --          77,867
Identifiable assets.....................................   1,684,785            --       1,684,785

------------------------

(a) The amounts indicated include certain eliminations between the business segments.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 14--INFORMATION ON INDUSTRY SEGMENTS (CONTINUED)
OPERATIONS INFORMATION

                                                                       YEAR ENDED
                                                                    DECEMBER 31, 1999
                                                          -------------------------------------
                                                                 (THOUSANDS OF DOLLARS)
INDUSTRY SEGMENTS
                                                           ELECTRIC    NATURAL GAS     OTHER
                                                          ----------   -----------   ----------
Sales to unaffiliated customers.                          $  545,390   $   111,417   $      274
Intersegment sales......................................         714         202            889
Depreciation and amortization...........................      56,282       9,275          4,137
Pretax operating income.................................     113,740      16,430          2,055
Interest expense........................................      37,893      15,229            706
Interest income.........................................       3,875         793             (9)
Income tax expense......................................      13,054         380            461
Capital expenditures....................................      50,503      13,115         15,957
Identifiable assets.....................................   1,687,511     495,846         40,987

RECONCILIATION TO COMBINED TOTAL

                                                           SEGMENT                       COMBINED
                                                            TOTAL      ADJUSTMENTS(A)     TOTAL
                                                          ----------   --------------   ----------
Sales to unaffiliated customers.........................  $  657,081      $     --      $  657,081
Intersegment sales......................................       1,805        (1,805)             --
Depreciation and amortization...........................      69,694            --          69,694
Pretax operating income.................................     132,225            --         132,225
Interest expense........................................      53,828          (973)         52,855
Interest income.........................................       4,659          (973)          3,686
Income tax expense......................................      13,895            --          13,895
Capital expenditures....................................      79,575            --          79,575
Identifiable assets.....................................   2,224,344            --       2,224,344

------------------------

(a) The amounts indicated include certain eliminations between the business segments.

NOTE 15--GENERATION ASSETS (UNAUDITED)

    As discussed in Note 2, "Deregulation, Regulatory Matters, and 1999 Sale of Electric Generating Assets," on December 17, 1999, MPC sold substantially all of our electric generating assets and related

                    THE UTILITY OF THE MONTANA POWER COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 15--GENERATION ASSETS (UNAUDITED) (CONTINUED) contracts. Prior to the sale, the combined statements of income for the year ended December 31, 1999 include generation amounts. These amounts consist of the following:

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
                                                                (THOUSANDS OF
                                                                  DOLLARS)
REVENUES*...................................................      $228,811
EXPENSES:
  Operations and maintenance................................       147,451
  Selling, general, and administrative......................         9,021
  Taxes other than income taxes.............................        17,306
  Depreciation and amortization.............................        19,378
                                                                  --------
                                                                   193,156
INCOME FROM OPERATIONS......................................        35,655
INTEREST EXPENSE AND OTHER INCOME:
  Interest..................................................         7,443
  Other income--net.........................................          (883)
                                                                  --------
                                                                     6,560
                                                                  --------
  INCOME BEFORE INCOME TAXES................................        29,095
INCOME TAX EXPENSE (BENEFIT)................................        (7,490)
                                                                  --------
NET INCOME..................................................      $ 36,585
                                                                  ========

------------------------

*   Generation revenues include an allocation of our previously bundled rates.

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